EXHIBIT 23.3

                         CONSENT OF INDEPENDENT OPINION

We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Alternative Construction Company, Inc., filed with the Securities and Exchange Commission on Form SB-2, for the registration of 4,153,674 shares of its common stock, and to the inclusion in said Registration Statement of our report dated July 31, 2006, with respect to the valuation of your stock options and warrants issued to employees of the Company and others..



                                        /s/ STENTON LEIGH VALUATION GROUP, INC.

                                        Boca Raton, Florida

                                        August 1, 2006